UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 3, 2011

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 3, 2011, Life Partners Holdings, Inc. (“we”) issued a press release announcing that we received a letter from the staff of the NASDAQ on June 1, 2011, advising that because we had not yet filed our Form 10-K for the period ended February 28, 2011, we did not meet the criteria of Listing Rule 5250(c)(1).  NASDAQ Listing Rule 5250(c)(1) requires us to timely file all required periodic reports and other documents with the Securities and Exchange Commission.  The letter further provided that the NASDAQ will provide us with a cure period of 60 days ending August 1, 2011, to submit a plan to regain compliance with the Listing Rules.  If we submit a plan, NASDAQ can grant us up to 180 calendar days from the due date of the Form 10-K, or until November 29, 2011, to regain compliance.

We intend to submit a plan to regain compliance to NASDAQ no later than August 1, 2011.  No assurance can be given that NASDAQ will accept our compliance plan or grant an exception for the full 180-day period contemplated by the NASDAQ Listing Rules.  Under the NASDAQ rules, our common stock will continue to be listed on NASDAQ until August 1, 2011, and for any exception period that may be granted to us by NASDAQ.  Until we regain compliance, however, quotation information for our common stock will continue to include an indicator of our non-compliance, and we will continue to be included in a list of non-compliant companies on the NASDAQ website.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2011
Life Partners Holdings, Inc.

By:	/s/ David M. Martin
David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page
99.1	Press release dated June 3, 2011	4